EXHIBIT 99.1


January 14, 2003

Life Energy & Technology Holdings, Inc.
2005 Beechgrove Place
Utica, NY 13501




Dear Mr. Liberatore:


We are unable to forward the financial statements of Life Energy & Technology Holdings, Inc., as of November 30, 2002 in time for the Company's Form 10-QSB to be filed timely, as we just recently received the information to allow us to perform the review. Thank you for your consideration.



Sincerely,


/s/ Donahue Associates LLC
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/s/ Brian Donahue
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Certified Public Accountants